Exhibit 10.1

MUTUAL RELEASE AND NON-DISPARAGEMENT AGREEMENT

[Immune Therapeutics, Inc. and Mr. Michael K. Handley]

This Mutual Release and Non-Disparagement Agreement (the “Agreement”) is entered into on April 26, 2020, by and between Michael K. Handley (“Mr. Handley”), a resident of the State of Colorado, and Immune Therapeutics, Inc. (the “Company”), a Florida Corporation.

PURPOSE

The mutual release is intended to affect the termination of any obligations by either party as hereinafter designated. The mutual non-disparagement is intended to affect an enforceable prohibition of disparagement of one party by the other as described herein. The parties are advised to seek independent legal counsel with respect to entering into this Agreement.

RECITALS

WHEREAS, Mr. Handley submitted his resignation to a quorum of the Board of Directors of the Company from all of Mr. Handley’s positions held with the Company, inclusive of President, Chief Executive Officer, and Director, on April 21, 2020, and again on April 24, 2020 at a formal meeting of the Board of Directors held between approximately 4 pm EDT and 4:15 pm EDT on that day, and the Board of Directors duly accepted such resignation effective immediately;

WHEREAS, Mr. Handley and the Members of the Board of Directors expressed a sincere intention to amicably and professionally execute the immediate transition for the benefit of the parties, shareholders, and other stakeholders;

WHEREAS, both parties recognize that such an amicable and professional transition is best achieved through a mutual release of liabilities between the parties and a mutual commitment of non-disparagement of one party in respect of the other party;

WHEREAS, both parties recognize that by the execution of the mutual release contained in this Agreement, they each are agreeing on their own behalf and for any of their heirs and assigns, to expressly release the other party inclusive of any of the other party’s heirs and assigns, from all liability for claims and/or demands which may arise from the employment of Mr. Handley by the Company, the employment contract dated September 20, 2019, whether or not existing prior to the resignation, executed between the parties as evidenced by the signatures of Ms. Noreen Griffin, the Chief Executive Officer of the Company prior to and including some segment of September 20, 2019, and Mr. Handley (for reference, attached hereto or accompanying the Agreement as Annex A), and any follow-on agreements between the parties up to and including April 24, 2020 (all herein referred to as the “Employment and Contract”);

WHEREAS, the parties to this Agreement desire to provide releases under the terms and conditions set forth herein;

WHEREAS, both parties to this Agreement recognize that by the execution of the non-disparagement conditions contained in this agreement, they each are agreeing on their own behalf and for any of their heirs and assigns, from engaging in any disparagement of one party in respect of the other party, under the terms and conditions set forth herein;

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NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

WITNESSETH

1. Mr. Handley does hereby release, cancel, forgive and forever discharge the Company and each of its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors, consultants, attorneys, agents, auditors, and employees from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of the Employment and Contract, defined above, from the first day of the world, including this day and each day hereafter, and Mr. Handley does specifically waive any claim or right to assert any cause of action or alleged case of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mutual mistake, been omitted from the release provisions of this Agreement.

2. The Company does hereby release, cancel, forgive and forever discharge Mr. Handley and each of his holding companies, subsidiaries, affiliates, divisions, successors, heirs, and assigns in all capacities whatsoever, including without limitation as an officer, director, employee, representative, designee, agent, and shareholder thereof, from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of any matter, cause or thing whatsoever related to the Employment and Contract, from the first day of the world, including this day and each day hereafter, and the Company does specifically waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error, intentionally or unintentionally or through a mutual mistake, been omitted from the release provisions of this Agreement.

3. Each of the parties agrees not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of the other party, its employees, directors, officers, attorneys, consultants, or agents relating to or arising out of the Employment and Contract. The parties acknowledge and agree that this prohibition extends to statements, written or verbal, made to anyone, including but not limited to, the news media, investors, potential investors, any board of directors or advisory board or directors, industry analysts, competitors, strategic partners, vendors, employees (past and present), and clients.

Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Florida.

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Legal Construction. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision. This Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it. The provisions of this Agreement must be read as a whole and are not severable and/or separately enforceable by either party hereto.

Attorneys’ Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees in addition to any other relief to which that party may be entitled.

Signatures. This Agreement shall be executed on behalf of Mr. Handley by Michael K. Handley and on behalf of the Company both by Dr. Roscoe M. Moore, Jr., Chairman of the Company’s Board of Directors and Chad S. Johnson, Esq., Independent Outside Counsel to the Company’s Board of Directors. This Agreement may be executed in multiple duplicate counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature (including portable document format or PDF) by either of the parties or any of the signatories, and the receiving party may rely on the receipt of such document so executed and delivered electronically or by facsimile, as if the original had been received.

[Signatures Immediately Follow]

Mr. Handley

By:		(signature)
Michael K. Handley

The Company

By:		(signature)
Dr. Roscoe Moore
Chairman of the Board
and

By:		(signature)
Chad S. Johnson, Esq.
Board Counsel

[Annex A Is Attached Hereto or Accompanies this Agreement]

[End of Document]

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